XOMA CORPORATION

                              EMPLOYMENT AGREEMENT
                                      with
                                JOHN L. CASTELLO

                                                            Berkeley, California

THIS AGREEMENT is made as of the 29th day of April, 1992 by and between XOMA CORPORATION, a Delaware Corporation (the "Corporation"), and John L. Castello, employee ("Employee").

     1. Employment. On the terms and conditions set forth herein, Corporation hereby employs Employee, and Employee hereby accepts such employment. While employed hereunder, Employee shall devote all of the Employee's best efforts and attention to the business and affairs of the Corporation; however, Employee may continue to be a member of the Board of Directors of Alpha Therapeutics Corporation, IBA, PMA, and serve on other such boards as Employee and the Corporation may jointly agree, as well as Employee may continue to act under his Consultancy Agreement of August 1, 1991 with Ares-Serono, Inc.

     2. Compensation. (i) Employee's rate of compensation shall be as set forth on Exhibit I attached hereto and incorporated herein and shall be payable in equal, semi-monthly installments on the fifteenth and the last day of each month unless otherwise agreed by the parties; (ii) Employee shall be reimbursed for reasonable out-of-pocket expenses incurred by Employee in performing services for the Corporation upon such terms and conditions as may be established from time to time by the Corporation.

     3. Proprietary Rights. Prior to, or coincidental with, the execution of this Agreement, Employee has or will execute and deliver to the Corporation an agreement in form and substance as set forth in Exhibit II attached hereto and incorporated herein.

     4. Conflicts and Non-Competition. Notwithstanding any provisions of the Agreement, including specifically those set forth in paragraphs 1 and 3 hereinabove, while employed hereunder by Corporation, Employee will not, directly or indirectly, engage in any other activity involving a conflict of interest between Employee or any third party and Corporation or in any other occupation, employment, consultation or other activity in competition with the business, developments, products, work or activities of the Corporation.

     5. Other Provisions. Any Additional Provisions relating to Employee's employment hereunder are set forth in Exhibit I hereto.


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XOMA CORPORATION
EMPLOYMENT AGREEMENT

     6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     8. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of the successors and assigns of the Corporation. Employee shall not assign any rights or delegate any obligations hereunder without the prior written consent of Corporation. The Corporation may transfer its rights hereunder to any other person or entity.

     9. Termination of At-Will Employment. It is understood that Employee's employment is not for a specified term and that it may be terminated, with or without cause, and with or without notice, at any time at the will of either Employee or the CORPORATION irrespective of any statements to the contrary appearing anywhere in the CORPORATION's publications. It is also understood that no agreement contrary to the foregoing has been made by or between the Corporation and Employee.

     10. Entire Agreement. The terms of this Agreement, together with those set forth in Exhibit I hereto and Appendix A thereto, are intended by the parties to be the final expression of their agreement with respect to the employment of Employee by the Corporation and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

     11. Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Employee and by a duly authorized representative of the Corporation other than Employee. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right,

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


XOMA CORPORATION
EMPLOYMENT AGREEMENT

remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

XOMA CORPORATION                            EMPLOYEE

By: /s/Steven C. Mendell                    /s/John L. Castello
Steven C. Mendell                           John L. Castello
Title: Chairman of the Board

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


                                XOMA CORPORATION

                  EMPLOYMENT AGREEMENT - ADDITIONAL PROVISIONS

                                    EXHIBIT I

                           EMPLOYEE: JOHN L. CASTELLO

1.   Rate of Compensation:

     The salary of Employee will be $500,000 per year and will be paid to Employee in equal payments semi-monthly on the 15th and last day of each month. All performance reviews of Employee will be by the Board of Directors of the Company.

2.   Employee Benefits:

     Employee will be entitled to all XOMA employee benefits, which shall include:

     (a) Xoma's standard insurance benefits;

     (b) In addition to the foregoing:

               i. Life Insurance. Xoma will provide Employee with supplemental life insurance for the amount that an annual premium of $18,000 provides.

               ii. Tax and Financial Planning. Xoma will provide to Employee annually for the Employee's retention of attorneys, accountants and/or financial consultants of Employee's own choosing for the Employee's personal tax and financial planning, at an annual cost to Xoma not to exceed $7,000.

3.   Relocation:

     It will be necessary for Employee to relocate to the greater Berkeley, California area, and the Corporation will provide reimbursement for all necessary and reasonable costs including but not limited to the actual cost of the movement of Employee's goods, packing, insuring and so forth; real estate brokers and related fees; and costs of Employee for acquiring a mortgage on a new principal residence. All of these costs will be grossed up for federal and state income tax purposes. For this purpose, "grossed up" means that in the case of a reimbursed expense that is taxable to Employee and is not deductible for one or both of federal and state income tax purposes, Employee will be paid an amount which, after taxes on such amount, will equal the amount of the non-deductible reimbursable expenses. Appropriate temporary housing, if required, will be provided to Employee at no additional out-of-

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pocket expense for a period of up to six (6) months after commencement of employment. The relocation benefits shall be in effect for a period of one year after the commencement of employment.

4.   Vacation:

     Employee will be granted an annual vacation in the amount of four (4) weeks, with full pay commencing for the first year of employment; that is, Employee shall be entitled to take four (4) weeks vacation during the first year of employment.

5.   Stock Option:

     As an inducement to Employee to enter into the employment of the Corporation, an option has been granted to Employee in accordance with the now-in-force option plan in the amount of 500,000 shares of the common stock of the Corporation. Such option shall be in accordance with such option plan, and shall be in accordance with the currently existing form of Stock Option Agreement under the Xoma Corporation 1981 Stock Option Plan, as amended, a copy of which is attached hereto as Appendix A.

6.   Additional Capacities, President and Chief Executive Officer:

     Employee is required to assume the responsibilities of President and Chief Executive Officer and member of the Board of Directors of the Corporation with all the rights and privileges typically associated with this type of role. As the President and Chief Executive Officer, Employee will report to the Board of Directors of the Corporation. As such President and Chief Executive Officer, Employee will be responsible for conducting the day-to-day affairs of the Corporation, interpreting and applying the policies and direction of the Board of Directors, making and applying supplemental applications and guidelines, building and controlling the operations of the Corporation, executing the corporate strategy, and practicing diligent management. Commensurate with the by-laws of the Corporation and policies of the Board of Directors, Employee will have sufficient authority to accomplish all of the above-mentioned responsibilities.

     Employee shall use his best efforts in directing the business of the Corporation with the objective of providing maximum profit and return on invested capital and assuring the development, manufacture and marketing of only safe and efficacious products; establishing current and long-range objectives, plans and policies subject to the approval of the Board of Directors; and representing the Corporation with its major governmental authorities that have any control over the Corporation or its products, its major customers, the financial community and the public.

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7.   Business Expense Reimbursement, and Perquisites:

     During the term of his employment hereunder, Employee shall be entitled to receive proper reimbursement for all reasonable out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Corporation for its senior executive officers) in performing services hereunder, provided Employee properly accounts therefor. Employee shall have the privilege at his option to fly commercially on a class of service chosen by Employee.

     Employee will be required at Corporation expense to take an annual physical examination by a physician of his own choice acceptable to the Corporation, and a report of any material health problems shall be rendered to the Board.

8.   Early Termination Obligation of the Corporation:

     While this Employment Agreement provides for termination of at-will employment of the Employee, as part of the inducement and offer to Employee to enter into employment with the Corporation, should the Corporation terminate the services of Employee as an Employee of the Corporation for any reason other than for "Due Cause" (as that term is defined hereinbelow), the Corporation shall pay Employee's base level salary in effect at the time of any such termination for one year thereafter. Such termination other than for Due Cause shall include termination by the Employee for "Good Reason" (as that therm is defined hereinbelow), in which event the Corporation shall be obligated to pay such one-year salary.

9.   Consequence of Termination of Employment:

     9.1 Death. In the event of the death of the Employee during the term of this Agreement, his salary shall cease at the end of the month in which death occurs and all unpaid amounts, shall be paid to the Employee's designated beneficiary, or in the absence of such designation to the estate or other legal representative of the Employee at the time of death. Other death benefits will be determined in accordance with the terms of the Corporation's benefit programs and plans.

     9.2 Disability. In the event of the Employee's permanent disability, the Employee shall be entitled to his salary for a period of one (1) year after such disability commences and other benefits as determined in accordance with the terms of the Corporation's benefit programs and plans.

     Notwithstanding anything in this Agreement to the contrary, the Corporation is hereby given the option to terminate the Employee's employment in the event that the Employee shall, during the term hereof, become permanently disabled as the term permanently disabled is hereinafter defined. Such option shall be

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
exercised by the Corporation giving notice to Employee by certified mail of the Corporation's intention to terminate his employment due to permanent disability on the last day of the month during which such notice is mailed.

     For purposes of this Agreement, Employee shall be deemed to have become permanently disabled, if, during the term hereof, because of physical or mental disability he becomes unable or shall have been unable to perform his duties hereunder (a) for 120 consecutive days, or (b) for 180 days (irrespective of whether such days are consecutive) occurring during any period of 365 consecutive days.

     During a period in which the one-year salary payments are being made pursuant to the first paragraph of this Section 9.2, the Employee will undergo reasonable periodic medical examinations to confirm the continuation of his disability. Such medical examinations will be conducted by a medical doctor chosen by the parties. If the parties cannot agree on such a doctor, they each shall select a medical doctor and the two doctors shall select a third medical doctor for this purpose. In the event that the Corporation has terminated Employee because of permanent disability notwithstanding a determination by a medical doctor, chosen as described in the preceding sentence, that Employee is no longer subject to a permanent disability as defined in this Section 9.2, Employee will continue to be entitled to receive the one-year salary payments as herein set forth, provided that, following such determination, he makes a continuing reasonable effort to find employment at such time commensurate with his abilities, experience, and background.

     9.3 Termination by the Corporation for Due Cause. Nothing herein shall prevent the Corporation from terminating Employee's employment for Due Cause. Employee shall continue to receive salary for the period ending with the date of such termination as provided in this Section 9.3. Any rights and benefits he may have in respect of any other compensation or employee benefit plans or programs of the Corporation shall be determined in accordance with the terms of such other compensation arrangements or such other plans or programs.

     The term "Due Cause", as used herein, shall mean that (a) the Employee has committed a willful, serious act, such as embezzlement, against the Corporation intending to enrich himself at the expense of the Corporation or (b) the Employee, in carrying out his duties hereunder, has been guilty of willful, gross negligence (including competition as defined in Section 13, resulting in either case in material harm to the Corporation (this provision shall not apply to any particular instance which is merely the result of any good faith error in judgment), (c) the willful and continued failure by Employee to substantially perform his duties with the Corporation (other than any such failure

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resulting from Employee's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to Employee by the Board which specifically identifies the manner in which the Board believes that Employee has not substantially performed his duties, or (d) the willful engaging by Employee in gross misconduct materially and demonstrably injurious to the Corporation.
For purposes of this paragraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee, not in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Corporation.

     Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Due Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to Employee and an opportunity for Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board Employee was guilty of conduct set forth above and specifying the particulars thereof in detail.

     9.4 Termination by Corporation Other than for Due Cause. The foregoing notwithstanding, the Corporation may terminate the Employee's employment for whatever reason it deems appropriate, provided, however, that in the event such termination is not due to permanent disability as provided in Section 9.2, or based on Due Cause as provided in Section 9.3, the Employee will continue to receive his salary as provided in Section 8 for the term of one year from the date of such termination. During the period of salary continuation hereunder the Employee will be entitled to continued benefit coverage and benefit credits as provided in Section 6 hereof or the economic equivalent. Any such benefit coverage, or economic equivalent thereto, will be offset by comparable coverage provided to the Employee in connection with any subsequent employment.

     9.5 Termination by the Employee for Good Reason. Employee may terminate his employment under this Agreement for Good Reason in which event the Corporation shall still have the same obligations to Employee under this Agreement as provided for in Section 9.4.

                  9.5.1  "Good Reason" shall mean:

                  (a) Without Employee's express written consent, the assignment to Employee of any duties inconsistent with his positions, duties, responsibilities and status with the Corporation immediately prior to a Change in Control, as hereinafter defined, or a change in his reporting responsibilities, title or offices as in effect immediately

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         prior to a change in control, or any removal of Employee from or any failure to re-elect him to any of such positions, except in connection with the termination of his employment for Due Cause, Disability or Retirement or as a result of his death or by Employee other than for Good Reason;

                  (b) A reduction in Employee's base salary or benefits or a breach of the Corporation's obligations undertaken in this Agreement;

                  (c) In the event of the occurrence of a Change in Control, this Agreement may be terminated by Employee only upon the occurrence thereafter of one or more of the following events:

                           i. Any termination by the Corporation of the
                  Employment of Employee within three (3) years after a Change in Control and prior to the date upon which Employee shall have attained age 65, which termination shall be for any reason other than for Due Cause or as a result of the death of Employee or by reason of Employee's disability and the actual receipt of disability benefits as provided in Section 9.2 hereof; or

                           ii. Termination by Employee of his employment with
                  the Corporation within three (3) years after a Change in Control and upon the occurrence of any of the following events:

                                    (A) Failure to elect or re-elect Employee,
                           or removal of Employee, as a director of the Corporation (or any successor thereto), if Employee shall have been a director of the Corporation immediately prior to the Change in Control, or the office of the Corporation which Employee held immediately prior to a Change in Control;

                                    (B) A significant adverse change in the
                           nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Corporation which Employee had immediately prior to the Change in Control, a reduction in the aggregate of Employee's Base Pay and Incentive Pay received from the Corporation, or the termination of Employee's rights to any Employee Benefit to which he was entitled immediately prior to the Change in Control or a reduction in scope or value thereof without the prior written consent of Employee, any of which is not remedied within ten
                           (10) calendar days after receipt by the Corporation of written notice from

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
                           Employee of such change, reduction or termination, as the case may be;

                                    (C) A determination by Employee made in good
                           faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, he has been rendered substantially unable to carry out, or has been substantially hindered in the performance of, any of the authorities, powers, functions, responsibilities or duties attached to his position immediately prior to the Change in Control, which situation is not remedied within ten (10) calendar days after receipt by the Corporation of written notice from Employee of such determination;

                                    (D) The liquidation, dissolution, merger,
                           consolidation or reorganization of the Corporation or transfer of all or a significant portion of its business and/or assets unless the successor or successors (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a significant portion of its business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Corporation under this Agreement; or

                                    (E) The Corporation shall relocate its
                           principal executive offices or require Employee to have as his principal location of work any location which is in excess of 100 miles from the location thereof immediately prior to the Termination Date or to travel away from his office in the course of discharging his responsibilities or duties hereunder more than thirty (30) consecutive calendar days or an aggregate of more than sixty (60) calendar days in any consecutive 365-calendar day period without in either case his prior consent.

                  (d) Subsequent to a change in control of the Corporation, the failure by the Corporation to obtain the assumption of the obligation to perform this Agreement by any successor; or:

                  (e) Subsequent to a change in control of the Corporation, any purported termination of Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of
         Section 9.7 hereof.

     9.5.2 Change in Control. For purposes of this Agreement, a "Change in Control" shall have occurred if at any time

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during the term (as that term is hereafter defined), any of the following events shall occur:

                  i. The Corporation is merged, or consolidated, or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 51% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Corporation immediately prior to such transaction;

                  ii. The Corporation sells all or substantially all of its assets to any other corporation or other legal person and thereafter, less than 51% of the combined voting power of the then-outstanding voting securities of the acquiring or consolidated entity, which are held in the aggregate by the holders of voting securities of the Corporation immediately prior to such sale;

                  iii. There is a report filed after the date of this Agreement on Schedule 13 D or Schedule 14 D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13 d-3 or any successor rule or regulation promulgated under the Exchange Act) representing 25% or more of the combined voting power of the then-outstanding voting securities of the Corporation;

                  iv. The Corporation shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 5(f) of Schedule 14 A thereunder (or any successor schedule, form or report or item therein) that the change in control of the Corporation has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                  v. During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the Corporation's shareholders of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of such period.

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     9.6 Termination by Employee by Voluntary Resignation. Employee may
terminate this Agreement upon ninety (90) days notice to the Corporation, in which event the Corporation shall be obligated to pay him his total remuneration and other benefits up to the date of termination only.

     9.7 Notice of Termination. Any Notice of Termination by the Corporation pursuant to Section 9.4 or by Employee pursuant to Section 9.5 or 9.6 shall be communicated by written Notice of Termination to the other party hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

     9.8 Date of Termination. "Date of Termination" shall mean:

          (a) If Employee's employment is terminated pursuant to Section 9.5 or 9.6, the date specified in the Notice of Termination, and

          (b) if Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given;

10.  Legal Expenses:

     In the event that Employee incurs legal expenses in contesting any provision of this Agreement and such contest results in a determination that the Corporation has breached any of its obligations hereunder, Employee shall be reimbursed by the Corporation for such legal expenses.

Agreed:

XOMA CORPORATION                            EMPLOYEE
By: /s/Steven C. Mendell                    /s/John L. Castello
Steven C. Mendell                           John L. Castello
Title: Chairman of the Board

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